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                                                                  Exhibit 99.1

                              MEDITRUST CORPORATION
                                909 HIDDEN RIDGE
                                    SUITE 600
                                IRVING, TX 75038


                                  June 12, 2001


BY FACSIMILE

State Street Bank and Trust Company
Corporate Trust
2 Avenue de Lafayette
6th Floor
Boston, Massachusetts 02111-0724

Attention: David Ganss

RE:      MEDITRUST CORPORATION, AS SUCCESSOR BY MERGER TO MEDITRUST,
         A MASSACHUSETTS BUSINESS TRUST ("MEDITRUST"): 7.114% EXERCISABLE PUT OPTION NOTES (THE "X-POS NOTES")

To the Trustee:

         Pursuant to Section 9.01(3) of the Indenture dated as of July 26, 1995 between Meditrust and Fleet National Bank (the "Indenture") and Section 11 of the Note, the form of which is included at Section 1(b)(i) of the Sixth Supplemental Indenture to the Indenture, dated as of August 12, 1997, between Meditrust and State Street Bank and Trust Company, as successor trustee (the "Sixth Supplemental Indenture"), pursuant to which Meditrust issued the X-POS Notes, Meditrust proposes to amend and restate the Sixth Supplemental Indenture to add certain covenants attached hereto as EXHIBIT A. Such covenants would obligate Meditrust to, among other things: (i) obtain the consent of the lenders (the "Lenders") who are parties to the Credit Agreement dated as of July 26, 1998, as amended (the "Credit Agreement"), to include the holders of the X-POS Notes on Schedule 9 of the Credit Agreement; (ii) repay the amounts due under the Credit Agreement or (iii) refinance its bank debt in such a way as to effect the amendment of the Sixth Supplemental Indenture. The effectiveness of such covenants will allow the holders of the X-POS Notes to obtain a pro rata security interest in certain Meditrust assets. Such security interest is currently enjoyed pro rata by the Lenders and the holders of other notes issued by Meditrust.

         Kindly note that we will provide the proposed amendment and related documentation shortly.

                                  MEDITRUST CORPORATION

                                  By: /s/ DAVID L. REA
                                      ------------------
                                      David L. Rea
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


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                                    EXHIBIT A


                                   ARTICLE TWO


                              ADDITIONAL PROVISIONS


         The following provisions in addition to those contained in the Indenture will apply to the Notes:

         (a)      LIMITATION ON LIENS.

         The Company will not pledge or otherwise subject to any Lien, any of its or its Subsidiaries' property or assets unless the Notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided that such covenant will not apply to Liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and also will not apply to:

         (1) any Lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

         (2) any Liens securing the performance of any contract or undertaking of the Company not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of Debts, if made and continuing in the ordinary course of business;

         (3) any Lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

         (4) mechanics', materialmen's, carriers', or other like Liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

         (5) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;


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         (6) any Liens for taxes, assessments or governmental charges or levies not yet delinquent, or Liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

         (7) Liens (including judgment Liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment Liens, execution thereof is stayed;

         (8) Liens relating to secured indebtedness of the Company outstanding as of June 30, 1996; and

         (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (8) inclusive, of this subsection (a), provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or Lien so extended, renewed or replaced (plus improvements on such property).

          (b)     LIMITATION ON INCURRENCE OF OBLIGATIONS FOR BORROWED MONEY.

         The Company will not create, assume, incur or otherwise become liable in respect of, any

         (1) Senior Debt unless the aggregate outstanding principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base, or (ii) 225% of Tangible Net Worth; and

         (2) Non-Recourse Debt unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed 225% of Capital Base.

         For any period during which the Company shall have a Subsidiary or Subsidiaries, the limitations contained in this subsection (b) shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

         (c)      As used herein in this Article Two:

         "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

         "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all


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goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles; and

         "Debt" when used with respect to any Person means (i) its indebtedness, secured or unsecured, for borrowed money; (ii) Liabilities secured by any existing Lien on Property owned by such Person; (iii) the amount of Liability in respect of a Capital Lease, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to the average interest borne by all outstanding Debt Securities determined on a weighted average basis and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the Liability of the guarantor (discounted to present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements);

         "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property. For all purposes of this Amended and Restated Sixth Supplemental Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes;

         "Non-Recourse Debt" when used with respect to any Person, means any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefore;

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof;

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

         "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

         "Subordinated Debt" means unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the


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subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the Debt Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

         "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries;

         "Tangible Assets" means all assets of the Company (including assets held subject to Capital Leases and other arrangements described in the last sentence of the definition of "Lien") except: (i) deferred assets, other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and

           "Tangible Net Worth" means, with respect to the Company at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of the Company at such date minus the amount of its Liabilities at such date.